News—For Immediate Release

Media Contact:	Investor Contact:
Beth Halloran Sr.. Dir., Corporate Communications 703.653.2248 bhalloran@orcc.com	Catherine Graham EVP & Chief Financial Officer 703.653.3155 cgraham@orcc.com

ONLINE RESOURCES POSTS FOURTH QUARTER AND FULL YEAR 2007 RESULTS

Annual Revenue Increases 47 Percent, Core EPS Increases 69 Percent

CHANTILLY, Va., February 21, 2008 – Online Resources Corporation (Nasdaq: ORCC), a leading provider of web-based financial services, today reported financial and operating results for the three months and full year ended December 31, 2007.

Fourth Quarter 2007
• Revenue was $38.1 million, up 30 percent from $29.4 million in fourth quarter 2006.
• Earnings before interest, taxes, depreciation and amortization (Ebitda), a non-GAAP measure, was $10.2 million, an increase of
39 percent compared to $7.3 million in the prior year. • •
Preliminary net income available to common stockholders was $0.6 million, or $0.02 per diluted share. This result compares to a net loss of $2.7 million, or $0.11 loss per diluted share, in
2006.
Preliminary core net income, a non-GAAP measure, was $3.9 million versus $0.8 million in 2006.
Core net income per share was $0.13 per share, up 333 percent from $0.03 per share in 2006.
Full Year 2007 • • • •
Revenue was $135.1 million, a 47 percent increase from $91.7 million in 2006.
Ebitda was $32.5 million, an increase of 59 percent compared to $20.5 million in the prior year.
Preliminary net loss available to common stockholders was $8.9 million, or $0.33 per diluted share. This result compares to a net loss of $4.0 million, or $0.16 loss per diluted share, in
2006.
Preliminary core net income, a non-GAAP measure, was $7.9 million versus $4.3 million in 2006.
Core net income per share was $0.27 per diluted share, up 69 percent from $0.16 per diluted share in
2006.

The Company is reporting net income available to common stockholders and core net income on a preliminary basis because it has not finalized its tax provision, including whether, and in what periods, to recognize additional tax benefits. This includes the release of some or all of the remaining valuation allowance against its deferred tax asset. It expects to have this assessment completed before the filing of its Annual Report on Form 10-K, and intends to report its final earnings at that time.

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“We had an excellent fourth quarter finish to another outstanding year for Online Resources,” said Matthew P. Lawlor, chairman and chief executive officer of the Company. “We’ve continued our streak of double digit revenue and Ebitda growth since we became Ebitda positive five years ago.”

Lawlor added, “Some mid-year challenges with departing large clients was more than offset by consistently strong underlying fundamentals with rising consumer adoption, transaction growth, expansion of our client base and continued improvements in operating leverage.”

“Looking forward into 2008, the Company is shooting for another excellent year. We now face a headwind following the unexpectedly sharp decline in interest earnings on payment float. That said, our underlying business fundamentals remain as strong as ever, and we continue to foresee high growth. In the years beyond, we expect to significantly drive shareholder value through increasing returns on recent large investments in strategic acquisitions, product development and infrastructure.”

2007 Highlights

•	Double-digit growth for 9th consecutive year for revenue, and 5th consecutive year for Ebitda

•	Completed Princeton eCom integration, and extended our e-commerce business with the acquisition of ITS

•	Expanded community banking reach with launch of Command and Business Banking

•	Solidified position in large bank market with significant renewals and expanded sales pipeline

•	Stepped-up banking technology capabilities with conversion to new Java platform

•	Prepared Company for “next wave” growth with large new product pipeline

•	Significant progress on organization scale-up, infrastructure and balance sheet

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2008 Business Outlook

The Company reaffirmed guidance for the first quarter. Guidance for full year 2008, however, is lowered to reflect the net impact of a sharply lower interest rate environment, offset partially by stronger than anticipated business fundamentals. These statements are forward-looking, and actual results may differ materially. Guidance is stated in millions, except for per share data.

First Quarter Full Year
2007 2008%	2007	2008	%
Actual Guidance Change Actual (a)		Guidance	Change

Revenue ($ millions)	$30.8	$37.0-39.0	23%	$135.1	$154.5-$164.5	18%

Ebitda (b)(c)	$6.4	$7.1-8.5	22%	$32.5	$35.5-$40.5	15%

	Earnings ($ per share)

Net (Loss) Income to Common (d)(e)	$(0.36)	$(0.15)-(0.12)	n/a	$(0.33)	$(0.26)-$(0.14)	n/a

Core Net (Loss) Income (b)(d)(f)(g)	$(0.01)	$0.02-0.04	n/a	$0.27	$0.30-$0.38	26%

	Share Count (millions)

Basic	25.9	29.0	12%	27.2	29.5	8%

Fully Diluted Shares (h)	27.4	31.3	14%	29.2	31.8	9%

(a)	Net loss available to common stockholders per share and core net income per share are preliminary because the Company has not finalized its tax provision, including whether, and in what periods, to recognize additional tax benefits.

(b)	The Company uses non-GAAP (Generally Accepted Accounting Principles) financial measures, including Ebitda and core net (loss) income, to evaluate performance and establish goals. It believes that these measures are valuable to investors in assessing the Company’s operating results when viewed in conjunction with GAAP results.

(c)	Ebitda is defined as earnings before interest, taxes, depreciation, amortization, preferred stock accretion and equity compensation expense.

(d)	First quarters 2008 and 2007 and full year 2008 net loss available to common stockholders per share and first quarter 2007 core net loss per share is calculated using the number of weighted-average shares outstanding (basic), not fully diluted shares.

(e)	Guidance does not assume the release of any additional tax valuation allowance in 2008, though the Company may do so. Also does not include the impact of any mark-to-market adjustments for derivatives the Company holds or other fair value accounting impacts.

(f)	Excludes amortization of acquisition-related intangible assets of approximately $2.6 and $2.3 million for the first quarters of 2008 and 2007, respectively, and $9.4 million for the full years 2008 and 2007, respectively. Excludes equity compensation expense of approximately $1.9 and $1.0 million for the first quarters of 2008 and 2007, respectively, and $6.5 and $3.2 million for the full years 2008 and 2007, respectively. Excludes write-off of fees and other expenses related to senior debt refinancing of approximately $5.6 million for the first quarter and full year 2007. Excludes preferred stock accretion related to the redemption premium of $0.4 and $0.3 million for the first quarters of 2008 and 2007, respectively, and $1.6 and $1.5 million for the full years 2008 and 2007, respectively. Excludes income (costs) related to the fair market valuation of certain derivatives of $(0.1) and $1.5 million for the first quarter and full year 2007, respectively. Excludes proceeds received as a result of the sale of certain New Jersey state tax net operating losses of $1.4 million for the full year 2007. Includes preferred stock accretion of approximately $1.8 and $1.7 million for the first quarters of 2008 and 2007, respectively, and $7.3 and $6.8 million for the full years 2008 and 2007, respectively.

(g)	Core net income is defined as net income available to common stockholders before the amortization of acquisition-related intangible assets, equity compensation expense, merger-related charges, restructuring-related charges, impairment charges, cumulative effect of change in accounting methods, income tax benefit from the release of valuation allowance, non-recurring tax charges, income (costs) related to the fair market valuation of certain derivatives and preferred stock accretion related to the redemption premium. Some or all of these items may not be applicable in any given reporting period.

(h)	Only used for the purposes of calculating first quarter 2008 and full years 2008 and 2007 core net income per share.

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Today’s Conference Call and Web Cast
The Company’s management will host a conference call to discuss the results today at 5:00 p.m. ET. The conference call dial-in number is (800) 938-1087 for domestic participants and (706) 679-7266 for international participants. Alternatively, a live web cast of the call will be available through the “Investors” section of Online Resources’ web site at www.orcc.com. The call and web cast will be recorded and available for playback from 8:00 p.m. ET on February 21st until midnight on Thursday, February 28th. For the conference call playback, dial (800) 642-1687 for domestic participants and (706) 645-9291 for international participants and enter code 32008490. For web cast replay, go to the “Investors” section of www.orcc.com.

About Online Resources

Online Resources powers financial technology services for thousands of financial institutions, billers and credit service providers.  Its proprietary suite of account presentation and payment services are branded to its clients, and augmented by marketing services to drive consumer and business end-user adoption.  The Company serves over 10 million end-users and processes $100 billion in bill payments annually.  Founded in 1989, Online Resources (www.orcc.com) is recognized as one of the nation’s fastest growing companies.

This news release contains statements about future events and expectations, which are “forward-looking statements.” Any statement in this release that is not a statement of historical fact may be deemed to be a forward-looking statement. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Specifically factors that might cause such a difference include, but are not limited to: the company’s history of losses and anticipation of future losses; the company’s dependence on the marketing efforts of third parties; the potential fluctuations in the company’s operating results; the company’s potential need for additional capital; the company’s potential inability to expand the company’s services and related products in the event of substantial increases in demand for these services and related products; the company’s competition; the company’s ability to attract and retain skilled personnel; the company’s reliance on the company’s patents and other intellectual property; the early stage of market adoption of the services it offers; consolidation of the banking and financial services industry; and those risks and uncertainties discussed in filings made by the company with the Securities and Exchange Commission, including those risks and uncertainties contained under the heading “Risk Factors” in the company’s Form 10-K, latest 10-Q, and S-3 as filed with the Securities and Exchange Commission. These factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements.

###

Online Resources Corporation
Quarterly Operating Data
(Unaudited)

	Total					% Change
	4Q06[1]	1Q07	2Q07	3Q07	4Q07	4Q07 vs.	4Q07 vs. 4Q06
	—	—	—	—	—	3Q07	—

BANKING SERVICES

Users (#K)	3,836	3,899	4,317	4,404	4,367	-1%	14%

Account Presentation (#K)	916	826	989	1,013	1,101	9%	20%

Payments (#K)[2]	3,097	3,260	3,522	3,564	3,459	-3%	12%

Adoption Rate (%)[3]

Account Presentation[4]	26.5%	26.4%	27.7%	30.7%	32.8%	7%	24%

Payments[5]	6.0%	6.3%	6.7%	6.8%	8.7%	28%	45%

Full Service[5]	9.9%	10.3%	10.7%	11.2%	11.5%	3%	16%

Remittance Only[5]	5.2%	5.5%	5.8%	5.7%	7.6%	33%	46%

Same Store[6]	11.3%	11.6%	12.0%	12.7%	13.1%	3%	16%

Other Metrics

Bill Payment Transactions (#M)	38.0	40.8	42.1	42.1	41.8	-1%	10%

Clients	2,360	2,381	2,425	2,483	1,475	-41%	-38%

eCOMMERCE SERVICES

Users (#K)[2]	5,001	5,610	6,143	7,154	7,956	11%	59%

Account Presentation (#K)	2,375	2,598	2,709	2,925	3,066	5%	29%

Payments (#K)	2,626	3,012	3,434	4,229	4,890	16%	86%

Other Metrics

Bill Payment Transactions (#M)	5.7	6.7	7.7	9.2	10.5	14%	84%

Clients[7]	258	278	295	482	485	1%	88%

TOTAL COMPANY

Users (#K)[2]	8,837	9,509	10,460	11,558	12,323	7%	39%

Bill Payment Transactions (#M)	43.7	47.5	49.8	51.3	52.3	2%	20%

Clients	2,618	2,659	2,720	2,965	1,960	-34%	-25%

Notes:

1Excludes Citizens Bank of Rhode Island, a legacy Princeton eCom client that departed in December 2006.

2Only includes users that have been active over the past 90 days or were otherwise billable.

3Checking accounts are reported by clients and reviewed annually by the Company. In the first quarter 2007 the Company retroactively adjusted quarterly adoption rates to reflect those increases.

4The number of account presentation end-users with checking accounts divided by the 1.9 million total launched checking accounts held with our account presentation banking services clients.

5The number of payment services end-users divided by the total launched checking accounts held with all of our banking services payments clients (24.7 million), our banking services full service payments clients (6.7 million) and our banking services remittance only payments clients (18.0 million). The calculation only includes banking services payments clients for which we are the exclusive processor of the type of bill payment(s) we process for the client.

6The number of payment services end-users divided by the 7.8 million total launched checking accounts held with our banking services payments clients that were launched on or before December 31, 2004. The calculation only includes banking services payments clients for which we are the exclusive processor of the type of bill payment(s) we process for the client.

7Does not include 2,363 direct biller endpoints, bringing our total number of biller relationships to 2,683.

Online Resources Corporation
Preliminary Consolidated Statement of Operations (1)
(In thousands, except per share amounts)

	THREE MONTHS ENDED		TWELVE MONTHS ENDED DECEMBER 31,
	DECEMBER 31,
	2007	2006	2007	2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:

Account presentation services	$2,296	$2,177	$8,998	$8,051

Payment services	29,806	22,554	104,228	65,500

Relationship management services	2,231	1,907	8,138	8,022

Professional services and other	3,765	2,756	13,768	10,163

Total revenues	38,098	29,394	135,132	91,736

Expenses:

Cost of revenues	18,115	13,115	64,083	41,317

Gross profit	19,983	16,279	71,049	50,419

General and administrative	7,804	5,513	28,933	19,780

Selling and marketing	5,892	6,195	23,446	18,009

Systems and development	2,597	2,520	9,196	7,382

Total expenses	16,293	14,228	61,575	45,171

Income from operations	3,690	2,051	9,474	5,248

Other (expense) income

Interest income	191	352	1,242	1,961

Interest expense and debt issuance costs	(2,653)	(2,996)	(6,848)	(5,953)

Loss on extinguishment of debt	—	—	(5,625)	—

Total other (expense) income	(2,462)	(2,644)	(11,231)	(3,992)

Income before preliminary income tax (benefit) provision	1,228	(593)	(1,757)	1,256

Preliminary income tax (benefit) provision	(1,515)	(31)	(1,141)	935

Preliminary net income (loss)	2,743	(562)	(616)	321

Preferred stock accretion	2,172	2,151	8,302	4,309

Preliminary net income (loss) available to common stockholders	$571	$(2,713)	$(8,918)	$(3,988)

Preliminary net income (loss) available to common stockholders per share

Basic	$0.02	$(0.11)	$(0.33)	$(0.16)

Diluted	$0.02	$(0.11)	$(0.33)	$(0.16)

Shares used in calculation of preliminary net income (loss) available to common stockholders per share:

Basic	28,764	25,719	27,153	25,546

Diluted	30,511	25,719	27,153	25,546

Notes:

1.	Net income, net income available to common stockholders and core net income are preliminary because the Company has not finalized its tax provision, including whether, and in what periods, to recognize additional tax benefits. This includes the release of some or all of the remaining valuation allowance against its deferred tax asset. It expects to have this assessment completed before the filing of its 2007 Annual Report on Form 10-K, and will revise the preliminary net income results at that time.

Online Resources Corporation
Preliminary Consolidated Statement of Operations (continued) (1)
(In thousands)

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2007	2006	2007	2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Reconciliation of preliminary net income (loss) to Ebitda (See Note 2):

Preliminary net income (loss)	$2,743	$(562)	$(616)	$321

Depreciation and amortization (incl. loss on disposal of assets)	5,363	4,656	19,876	12,772

Equity compensation expense	1,165	637	3,198	2,512

Other expense	2,462	2,644	11,231	3,992

Preliminary income tax (benefit) provision	(1,515)	(31)	(1,141)	935

Ebitda (See Note 2)	$10,218	$7,344	$32,548	$20,532

Reconciliation of preliminary net income (loss) available to common stockholders to preliminary core net income (See
Note 3):

Preliminary net income (loss) available to common stockholders	$571	$(2,713)	$(8,918)	$(3,988)

Loss on extinguishment of debt	—	—	5,625	—

Preferred stock accretion related to redemption premium	385	402	1,468	804

Stock price guarantee fair market valuation	1,163	—	(355)	—

Theoretical swap fair market valuation adjustment	(565)	—	(1,145)	—

Proceeds from sale of NOL	(1,424)	—	(1,424)	—

Equity compensation expense	1,165	637	3,198	2,512

Amortization of intangible assets	2,592	2,460	9,435	4,981

Preliminary core net income (see Note 3)	$3,887	$786	$7,884	$4,309

Notes:

1.	Net income, net income available to common stockholders and core net income are preliminary because the Company has not finalized its tax provision, including whether, and in what periods, to recognize additional tax benefits. This includes the release of some or all of the remaining valuation allowance against its deferred tax asset. It expects to have this assessment completed before the filing of its 2007 Annual Report on Form 10-K, and will revise the preliminary net income results at that time.

2.	Ebitda is a pro forma measure defined as earnings before interest, taxes, depreciation and amortization, preferred stock accretion and equity compensation expense.

3.	Preliminary core net income is a pro forma measure defined as preliminary net income available to common stockholders before the amortization of acquisition-related intangible assets, equity compensation expense, merger-related charges, restructuring-related charges, impairment charges, cumulative effect of change in accounting methods, income tax benefit from the release of valuation allowance, non-recurring tax charges, income (costs) related to the fair market valuation of certain derivatives and preferred stock accretion related to the redemption premium. Some or all of these items may not be applicable in any given reporting period.

Online Resources Corporation
Preliminary Condensed Consolidated Balance Sheets (1)

(In thousands)

	DECEMBER 31,	DECEMBER 31,
	2007	2006
	(Unaudited)	(Unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$22,362	$31,189
Restricted cash	3,829	4,884
Accounts receivable, net	24,825	14,291
Deferred implementation costs	1,459	1,598
Deferred tax asset	568	2,561
Debt issuance cost	372	890
Prepaid expenses and other current assets	1,935	2,653
Total current assets	55,350	58,066
Property and equipment, net	26,852	19,110
Deferred tax asset	6,493	11,635
Goodwill	201,043	168,085
Intangible assets	36,924	25,128
Deferred implementation costs, less current portion	1,628	1,015
Debt issuance cost, less current portion	782	3,116
Other assets	1,633	436
Total assets	$330,705	$286,591

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$24,046	$8,672
Deferred revenues	5,673	4,919
Deferred rent obligation	218	304
Notes payable, senior secured debt	9,563	—
Interest payable	72	2,688

Total current liabilities	39,572	16,583
Notes payable, senior secured debt, less current portion	75,437	85,000
Deferred revenues, less current portion	3,917	3,374
Deferred rent obligation, less current portion	2,539	2,144
Other long-term liabilities	53	4,047

Total liabilities	121,518	111,148
Redeemable convertible preferred stock	82,542	72,108
Stockholders’ equity	126,645	103,335
Total liabilities and stockholders’ equity	$330,705	$286,591

Notes:

1.	The preliminary balance sheets presented here reflect the preliminary statements of operations, which report preliminary net income because the Company has not finalized its tax provision, including whether, and in what periods, to recognize additional tax benefits. This includes the release of some or all of the remaining valuation allowance against its deferred tax asset. It expects to have this assessment completed before the filing of its 2007 Annual Report on Form 10-K, and will revise its preliminary balance sheets to reflect any changes to preliminary net income. This could include an increase in the Company’s deferred tax asset, a reduction in goodwill, a reduction in accrued expenses and an increase in stockholders’ equity.

Online Resources Corporation
Preliminary Condensed Consolidated Statement of Cash Flows (1)

(In thousands)

	TWELVE MONTHS ENDED DECEMBER 31,
	2007	2006
	(Unaudited)	(Unaudited)
Operating activities:

Preliminary net (loss) income	$(616)	$321

Adjustments to reconcile preliminary net (loss) income to net cash provided by operating activities:

Depreciation and amortization	19,696	12,772

Change in fair value of theoretical swap derivative	(1,145)	158

Change in fair value of stock price guarantee	(355)	—

Loss on cash flow hedge derivative security	388	—

Loss on disposal of assets	180	1

Loss on short-term investment	(127)	—

Benefit from losses on accounts receivable	(12)	(21)

Write off and amortization of debt issuance costs	4,330	445

Equity compensation expense	3,198	2,512

Changes in operating assets and liabilities, net of acquisitions	(1,048)	822

Net cash provided by operating activities	24,489	17,010

Investing activities:

Purchases of property and equipment	(15,971)	(9,823)

Purchase of short-term investments	(9,912)	(965)

Sales of short-term investments	1,869	—

Acquisition of Princeton eCom Corporation, net of cash acquired	—	(184,362)

Acquisition of Internet Transaction Solutions, Inc., net of cash acquired	(19,117)	—

Net cash used by investing activities	(43,131)	(195,150)

Financing activities:

Proceeds from the issuance of common stock	3,998	3,486

Purchase of derivative	(121)	(455)

Sale of derivative	23	—

Debt issuance costs on refinancing of long-term debt	(3,179)	—

Borrowing under 2006 senior secured notes	—	80,549

Net proceeds from issuance of preferred stock	—	69,912

Repayment of 2006 senior secured notes	(85,000)	—

Borrowing under 2007 senior secured notes	85,000	—

Repayment of capital lease obligations	(40)	(27)

Net cash provided by financing activities	681	153,465

Net decrease in cash and cash equivalents	(17,961)	(24,675)

Cash and cash equivalents at beginning of period	31,189	55,864

Cash and cash equivalents at end of period	$13,228	$31,189

Notes:

1.	The preliminary statements of cash flows presented here reflect the preliminary statements of operations, which report preliminary net income because the Company has not finalized its tax provision, including whether, and in what periods, to recognize additional tax benefits. This includes the release of some or all of the remaining valuation allowance against its deferred tax asset. It expects to have this assessment completed before the filing of its 2007 Annual Report on Form 10-K, and will revise its preliminary statements of cash flows to reflect any changes to preliminary net income. Any such changes will not impact the Company’s beginning or ending cash positions.